================================================================================




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                 Date of Report:
                                November 22, 1998

                               AMERIN CORPORATION
             (Exact name of registrant as specified in its charter)

                             -----------------------

        Delaware                    0-27146                11-3085148
 (State of other jurisdiction     (Commission             (IRS Employer
    of incorporation)               File no.)           Identification No.)


 200 E. Randolph Drive, 49th Floor
              Chicago, IL                                   60601-7125
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (312) 540-0078

    _______________________________________________________________________
      (Former name or former address, if changed since last report.)






================================================================================







     Item 5.  Other Events.

     The Boards of Directors of Amerin Corporation ("Amerin") and CMAC Investment Corporation ("CMAC") announced the signing of an Agreement and Plan of Merger dated as of November 22, 1998. The transaction, which has been approved by the boards of directors of both companies, calls for Amerin stockholders to receive .5333 shares of common stock of CMAC common stock in a tax-free exchange for each share of Amerin common stock. Consummation of the merger is subject to a number of conditions, including approval by the stockholders of both companies and by certain regulatory agencies and state insurance commissions. The transaction is expected to close in the first quarter of 1999.


     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


     (c) Exhibits.


     2.1 Agreement and Plan of Merger dated as of November 22, 1998 between Amerin Corporation and CMAC Investment Corporation.

     99.1      Press Release dated November 23, 1998







                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       AMERIN CORPORATION



                                        By:  /s/ Roy J. Kasmar
                                           ------------------------------
                                           Name:  Roy J. Kasmar
                                           Title: President and
                                                  Chief Operating Officer


November 25, 1998







                                  Exhibit Index
                                  -------------


Exhibit Number                     Description
--------------                     -----------
      2.1 Agreement and Plan of Merger dated as of November 22, 1998 between Amerin Corporation and CMAC Investment Corporation.

     99.1          Press Release dated November 23, 1998